UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.)
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Galaxy Nutritional Foods, Inc.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GALAXY NUTRITIONAL FOODS, INC.
5955 T.G. Lee Boulevard, Suite 201
Orlando, Florida 32822
(407) 855-5500

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD TUESDAY, FEBRUARY 17, 2009

To the Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Galaxy Nutritional Foods, Inc. (“Galaxy” or the “Company”), will be held at 10:00 a.m., Eastern Standard Time, on Tuesday, February 17, 2009, at the Orlando Airport Marriott located at 7499 Augusta National Drive, Orlando, FL 32822 for the following purposes:

1.	To elect seven directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified.

2.	To ratify the retention of Cross, Fernandez and Riley, LLP as the independent registered public accounting firm of Galaxy for the fiscal year ending March 31, 2009.

3.	To transact any other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board has fixed the close of business on December 19, 2008, as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ LeAnn Hitchcock

LeAnn Hitchcock
Corporate Secretary
Orlando, Florida
January 7, 2009

STOCKHOLDERS ARE REQUESTED TO VOTE YOUR SHARES BY INTERNET OR BY SIGNING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.

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Dear Stockholder,

You are cordially invited to attend the Annual Meeting of Stockholders on Tuesday, February 17, 2009 at 10:00 a.m., Eastern Standard Time, at the Orlando Airport Marriott located at 7499 Augusta National Drive, Orlando, FL 32822.

The following Notice of Annual Meeting of Stockholders and Proxy Statement describe the formal business to be transacted at the Annual Meeting.   During the Annual Meeting we will also report on our operations.   Our 2008 Annual Report to Stockholders accompanies this Proxy Statement.

Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible.  Voting your proxy will ensure your representation at the Annual Meeting.

Sincerely,

/s/ Michael E. Broll

Michael E. Broll
Chief Executive Officer
January 7, 2009

GALAXY NUTRITIONAL FOODS, INC.
5955 T.G. Lee Boulevard, Suite 201
Orlando, Florida 32822

PROXY STATEMENT
FOR
THE ANNUAL MEETING OF STOCKHOLDERS
to be held Tuesday, February 17, 2009

This proxy statement and the enclosed proxy card are first being mailed on or about January 7, 2009 to Galaxy’s stockholders entitled to vote at the Annual Meeting of Stockholders (the “Annual Meeting”).  References in this proxy statement to “Galaxy”, “we”, “us”, “our’, or the “Company” refers to Galaxy Nutritional Foods, Inc., a Delaware corporation.

INFORMATION CONCERNING MEETING, VOTING AND SOLICITATION

TIME AND PLACE

The Annual Meeting will be held on Tuesday, February 17, 2009, at 10:00 a.m., Eastern Standard Time, at the Orlando Airport Marriott located at 7499 Augusta National Drive, Orlando, FL 32822.

RECORD DATE

Only stockholders of record at the close of business on December 19, 2008 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. Each stockholder will be entitled to cast one vote for each Common Share then owned.  As of the Record Date, there were 27,051,294 Common Shares representing an equal number of votes entitled to be cast at the Annual Meeting.

QUORUM AND REQUIRED VOTE

The presence at the Annual Meeting in person or by proxy of the holders of at least a majority of the issued and outstanding Common Shares as of the Record Date is necessary to establish a quorum to conduct business at the Annual Meeting.  Each stockholder is entitled to cast one vote for each Common Share owned on the Record Date. Votes cast by proxy or in person at the Annual Meeting will be tabulated by an inspector of election appointed by the Board of Directors and will determine whether a quorum is present.  At the Annual Meeting, we will be asking our stockholders to vote on a proposal 1) to elect certain directors; and 2) to ratify the retention of Cross, Fernandez, & Riley, LLP as the independent registered public accounting firm of Galaxy for the fiscal year ending March 31, 2009.  Any stockholder given a proxy has the right to withhold authority for any named director or to vote for any individual nominee to the Board of Directors by writing that nominee's name in the space provided on the proxy.

Under Delaware law and our Certificate of Incorporation and Bylaws, the affirmative vote of only a majority of the votes cast at the Annual Meeting is necessary to approve Proposal No. 1 – Election of Directors and Proposal No. 2 – Ratification of the Retention of Galaxy’s Independent Registered Public Accounting Firm.

The Board urges you to vote your Common Shares by internet or by completing, dating and signing the enclosed proxy card and to returning it promptly in the enclosed postage prepaid envelope so that a quorum can be assured for the Annual Meeting and your Common Shares can be voted as you wish.

Stockholders holding Common Shares in "street name" should review the information provided to them by their nominee (such as a broker or bank). This information will describe the procedures to follow to instruct the nominee how to vote the street name shares and how to revoke previously given instructions.

Broker non-votes and abstentions are counted toward the establishment of a quorum for the Annual Meeting.  Unless revoked, all properly executed proxies will be voted as specified. Proxies that are signed but that lack any specification will be voted “FOR” Proposal No. 1 – Election of Directors and Proposal No. 2 – Ratification of the Retention of Galaxy’s Independent Registered Public Accounting Firm.

The enclosed proxy, when properly signed, also confers discretionary authority with respect to other matters which may be properly brought before the Annual Meeting and of which the management was not aware prior to December 19, 2008, the last date that Galaxy considers to be a reasonable time prior to the mailing date for submitting stockholder proposals under the SEC's shareholder proposal rules. At the time of printing this Proxy Statement, the management of Galaxy is not aware of any other matters to be presented for action at the Annual Meeting. If, however, other matters which are not now known to the management should properly come before the Annual Meeting, the proxies hereby solicited will be exercised on such matters in accordance with the best judgment of the proxy holders.  Common Shares represented by executed and unrevoked proxies will be voted in accordance with the instructions contained therein or, in the absence of such instructions, in accordance with the recommendations of the Board.

REVOKING YOUR PROXY

You may revoke your proxy, whether previously submitted by proxy card or via the internet, by either (i) submitting a later dated proxy or a written revocation to the attention of LeAnn C. Hitchcock, Corporate Secretary, on or before February 16, 2009, (ii) revisiting the internet voting website and entering a new vote on or before February 16, 2009 or (iii) if you are the record holder of our Common Shares, by attending the Annual Meeting and voting in person. Attending the Annual Meeting will not, by itself, revoke a proxy.

SOLICITATION, DISTRIBUTION AND COSTS

The proxy is made by and solicited on behalf of our Board of Directors. Proxies may be solicited by the directors, officers and other employees of Galaxy, in person or by telephone, telegraph or mail only for use at the Annual Meeting. Galaxy will bear the costs of preparing, assembling, printing and mailing this Proxy Statement and the enclosed proxy and all other costs of the Board's solicitation of Proxies for the Annual Meeting. Brokerage houses and other nominees, fiduciaries, and custodians nominally holding Common Shares as of the Record Date will be requested to forward proxy soliciting material to the beneficial owners of such Common Shares, and will be reimbursed by us for their reasonable expenses.

As permitted by the SEC, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to all stockholders of record. All stockholders will have the ability to access the Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended March 31, 2008 as filed with the SEC on June 30, 2008 (the “Annual Report”) on a website referred to in the Notice or to request a printed set of these materials at no charge. Instructions on how to access these materials over the Internet or to request a printed copy may be found in the Notice.

In addition, any stockholder may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Choosing to receive future proxy materials by email will save our Company the cost of printing and mailing documents to stockholders and will reduce the impact of annual meetings on the environment. A stockholder’s election to receive proxy materials by email will remain in effect until the stockholder terminates it.

INFORMATION ABOUT GALAXY NUTRITIONAL FOODS, INC.

Galaxy develops and globally markets plant based cheese alternatives, organic dairy and other organic and natural food products to grocery and natural foods retailers, mass merchandisers and food service accounts. Galaxy Nutritional Foods Veggie®, the leading brand in the grocery cheese alternative category and our Company’s top selling product group, is primarily merchandised in the produce section and provides calcium and protein without cholesterol, saturated fat or trans-fat. Other popular brands include: Galaxy Nutritional Foods Rice®, Veggy®, Vegan®, Rice Vegan®, and Wholesome Valley Organic®. We are dedicated to developing nutritious and delicious food products made with high quality natural ingredients that exceed the expectations of today’s health conscious consumers. We are also committed to reducing our environmental impact as part of our Eat Green for Body & Earth™ program that offsets carbon emissions associated with product shipping and emphasizes the use of organic ingredients.

QUESTIONS

If you have any questions about the Annual Meeting or the proposals to be voted on at the Annual Meeting, or if you need assistance with regard to voting your shares or need additional copies of this proxy statement or copies of any of our public filings referred to in this proxy statement, please contact our investor relations department at:

Galaxy Nutritional Foods, Inc.
5955 T.G. Lee Boulevard, Suite 201
Orlando, Florida 32822
Attention: Investor Relations
Telephone No.:  (407) 855-5500
Facsimile No.: (407) 855-1099

Our public filings can also be accessed at the SEC’s website at www.sec.gov.

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

When used in this Proxy Statement the words such as “anticipate,” “expect,” “intend,” “plan,” “believe,” “seek,” “project,” “estimate,” “may,” “will,” “could,” “should,” “potential,” or “continue” or the negative or variations of these words or similar expressions are intended to identify "forward-looking statements." Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from results presently anticipated or projected. Forward-looking statements in this report are not based on historical facts, but rather reflect the current expectations of our management concerning future results and events. We have attempted to qualify our forward-looking statements with appropriate cautionary language to take advantage of the judicially created doctrine of "bespeaks caution" and other protections. Galaxy cautions you not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Galaxy advises readers that Galaxy’s actual results may differ materially from any opinions or statements expressed with respect to future periods in any current statements in this Proxy Statement or in our other filings with the SEC.

We do not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions, which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

CORPORATE GOVERNANCE

BOARD OF DIRECTORS

The primary responsibility of the Board of Directors (the “Board”) is to foster the long-term success of Galaxy, consistent with its fiduciary duty to the stockholders. The Board has responsibility for establishing broad corporate policies, setting strategic direction, and overseeing management, which is responsible for the day-to-day operations of Galaxy. In fulfilling this role, each director must exercise his good faith business judgment of the best interests of Galaxy.  We do not have a policy regarding Board members’ attendance at our Annual Meeting of Stockholders, but we do encourage all Board members to attend the Annual Stockholders’ Meeting.  Each then-serving Board member attended the last Annual Meeting of Stockholders held on January 19, 2008.  The Board typically holds regular meetings throughout the year and special meetings are held when necessary. The Board met eight times during the fiscal year ended March 31, 2008, including four meetings where the Board performed audit committee functions, and each then-serving director attended at least 75% of these meetings.

Our Board is responsible for overseeing and interacting with senior management with respect to key aspects of our business, including strategic planning, management development and succession, operating performance, compliance and stockholder returns. It is the responsibility of the Board to select and evaluate a well-qualified Chief Executive Officer of high integrity, and to approve the appointment of other members of the senior management team. The Board provides general advice and counsel to our Chief Executive Officer and other senior executives.

The current members of the Board are David H. Lipka, Michael E. Broll, David B. Johnson, Peter J. Jungsberger, Timothy S. Krieger, Robert S. Mohel and Michael D. Slyce.  During fiscal 2008 and until November 17, 2008, the Board was comprised of four positions filled by David H. Lipka, Michael E. Broll, Peter J. Jungsberger and Robert S. Mohel.  Effective November 18, 2008, Galaxy expanded the size of its Board from four to seven and elected David B. Johnson, Timothy S. Krieger and Michael D. Slyce as additional members of the Board.

DIRECTOR INDEPENDENCE

The Board evaluated the independence of its members based on the independence standards of the American Stock Exchange, which included an evaluation of, among other things, the relationships and the compensation paid to its directors as detailed below under EXECUTIVES & COMPENSATION.  In making its independence determination, the Board also considered Messrs. Johnson, Krieger and Slyce’s respective ownership interests in Galaxy Partners L.L.C., our majority stockholder.  Based on this evaluation, the Board determined David B. Johnson, Peter J. Jungsberger, Robert S. Mohel and Michael D. Slyce to be independent directors. Mr. Krieger was determined not to be independent due to his sole authority to vote the shares of our common stock owned by Galaxy Partners L.L.C. Mr. Broll is not an independent director due to his status as an employee of Galaxy and Mr. Lipka is not an independent director due to his annual compensation of $120,000 for his service as Chairman of the Board.

CODE OF ETHICS

We have adopted a Code of Ethics as defined in Item 406 of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, which code applies to all of our directors and employees, including our principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions. Additionally, we have adopted corporate governance guidelines and charters for our Audit and Compensation Committees.  All of these materials are available free of charge on our website at www.galaxyfoods.com or by requesting a copy by writing to:  Corporate Secretary, Galaxy Nutritional Foods, Inc. 5955 T.G. Lee Boulevard, Suite 201, Orlando, FL 32822.

COMMITTEE FUNCTIONS

Since January 2006, the Board maintains no separate standing committees.  The functions of the audit committee, compensation committee and nominating committee are being carried out by the entire Board.  Any issues that arise are addressed by the independent directors or the entire Board, as necessary.

The Board has adopted corporate governance guidelines and charters for its audit and compensation committee functions and a code of business conduct and ethics that applies to the members of its Board.  All of these materials may be acquired free of charge by requesting a copy by writing to:  Corporate Secretary, Galaxy Nutritional Foods, Inc. 5955 T.G. Lee Boulevard, Suite 201, Orlando, FL 32822 or visiting Galaxy’s website at www.galaxyfoods.com.  The Board has not adopted a charter for its nominating committee functions.

Audit Committee Functions
The functions of the audit committee are being carried out by the entire Board.  Any issues that arise are addressed by the independent directors or the entire Board, as necessary.  On August 17, 2006, the Board resolved that when the Board acts in the capacity of the audit committee, Mr. Robert S. Mohel would serve as the Audit Committee Chairman.  Mr. Mohel, an independent director, was determined to be an "audit committee financial expert" within the meaning of the SEC regulations based on his experience as a practicing Certified Public Accountant.

Compensation Committee Functions
Since January 2006, the Board has been operating without a formal compensation committee.  Any issues that arise are addressed by the independent directors or the entire Board, as necessary.   The Board evaluates and determines compensation for the Chief Executive Officer and then grants the Chief Executive Officer discretionary authority to evaluate and determine compensation for the other employees of Galaxy.

Nominating Committee Functions
On November 15, 2004 the Board of Directors determined that it would not establish a formal nominating committee.  However, at that time, the Board adopted the following procedural guidelines for director nominations:

•
each nominee to our Board of Directors shall be selected, or recommended for the Board of Director’s selection, by a majority of our independent directors, and a person may not become a nominee unless such person is selected, or recommended for selection, by a majority of our independent directors;

•
the Board of Directors shall determine the desired skills and characteristics for Board members as well as the composition of the Board as a whole, which determination shall include a consideration of the need for directors that are independent, as well as diversity, age, skill and experience in the context of the needs of the Board;

•
the Board of Directors, subject to the selections or recommendations by a majority of our independent directors, shall determine the slate of nominees to be presented to our stockholders for election at each annual meeting of stockholders;

•
when deemed necessary by the Board of Directors to complete the slate of nominees or to fill a vacancy or otherwise, the Board of Directors shall conduct searches for prospective Board members who possess skills and characteristics that are consistent with the skills and characteristics sought by the Board of Directors; and

•
when selecting the slate of nominees to be presented to our stockholders for election at an annual meeting of the stockholders, or when considering candidates to fill a vacancy or otherwise, the Board of Directors will consider recommendations forwarded by stockholders concerning qualified candidates for election as directors; provided that such recommendations are timely submitted in writing to our Secretary at our principal executive offices and such recommendations include the candidate's name, address and telephone number and qualifications for serving as a director of our Company.

All directors participate in the consideration and selection of director nominees.  There have been no material changes to these procedures since their adoption in fiscal 2005.

COMMUNICATIONS WITH THE BOARD

Stockholders who wish to communicate with the Board may do so by writing to Non-Management Directors, Board of Directors, Galaxy Nutritional Foods, Inc. 5955 T.G. Lee Boulevard, Suite 201, Orlando, FL 32822 Attention: Corporate Secretary. The non-management directors have established procedures for the handling of communications from stockholders and directed the Corporate Secretary to act as their agent in processing any communications received. All communications that relate to matters that are within the scope of the responsibilities of the Board are to be forwarded to the non-management directors. Communications that relate to ordinary business matters that are not within the scope of the Board's responsibilities, such as consumer complaints, are to be sent to the appropriate executive. Solicitations, junk mail and obviously frivolous or inappropriate communications are not to be forwarded, but will be made available to any non-management director who wishes to review them.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

NOMINEES

Our Board is currently comprised of seven members.  It is proposed that the seven directors presented hereon be elected to hold office until the next Annual Meeting of Stockholders and until their successors have been duly elected and qualified.  All of the nominees are currently serving as directors of Galaxy, all have consented to being named herein and all have indicated their intention to serve as our directors, if elected.

The nominees for the Board of Directors and certain information about them are set forth below:

DAVID H. LIPKA
Age:	79
First Elected:	2002
Experience:
Galaxy Nutritional Foods, Inc. - Chairman of the Board of Directors (Aug. 2003-present); Director of Doctors Associates, Inc. (Subway Stores) (2001-present); Executive Director of Corinthian Capital LLC (2005-present); DCA Food Industries – various management positions including President & Chief Executive Officer (1955-1995).

Other Directorships:            None

MICHAEL E. BROLL
Age:	60
First Elected:	2003
Experience:
Galaxy Nutritional Foods, Inc. - Chief Executive Officer (July 2004-present); Chef Solutions Inc., a subsidiary of Lufthansa Service Group - President and CEO (1999 to 2002); Allied-Domecq Retailing - head of its total supply chain for North America (1997 to 1999); Ready Pac Produce, Inc. - President and COO (1995 to 1997); Nestle USA - head of all supply chains for the chilled food group in North America (1993 to 1995); Pillsbury Company - Vice President of Operations for the bakery group supply chain (1991 to 1993).

Other Directorships:	None

DAVID B. JOHNSON
Age:	57
First Elected:	Appointed November 18, 2008
Experience:
Galaxy Partners L.L.C. – Member November 2008-present); Cedar Point Capital, LLC - CEO (May 2007-present); Stifel, Nicolaus & Company, Inc. – Managing Director, Private Placements (Dec 2006-April 2007); Stockwalk Group, Inc. – Chairman, President & CEO (2001-2006).

Other Directorships:	None

PETER J. JUNGSBERGER
Age:	41
First Elected:	2006
Experience:	Futuristic Foods, Inc. – consultant (2003-2006); SCIS Food Services, Inc. / Chef Solutions, Inc. – Vice President of Sales (2002-2003); Landau Foods – Founder & CEO (1984-2002).
Other Directorships:	None

TIMOTHY S. KRIEGER
Age:	43
First Elected:	Appointed November 18, 2008
Experience:
Galaxy Partners L.L.C. – Member and President (November 2008-present); Twin Cities Power, LLC – Governor/Director, President & CEO (March 2007-present); Fairway Dairy & Ingredients, L.L.C. – Governor/Director, Treasurer & Secretary (2002-present).

Other Directorships:	None

ROBERT S. MOHEL, CPA
Age:	55
First Elected:	2006
Experience:	Mohel, Elliott, Bauer & Gass CPA’s, P.A. – Partner (June 1980-present).
Other Directorships:	None

MICHAEL D. SLYCE
Age:	41
First Elected:	Appointed November 18, 2008
Experience:
Galaxy Partners L.L.C. – Member (November 2008-present); John Morrell & Company – Customer Team Leader (April 2007-present); Land O’Lakes Inc. – Sales Operations Manager (2002-2007); ConAgra – District Sales Manager (2000 – 2001); Nabisco – Manager of Broker Sales (1997 – 2000); Kraft Foods – Sales (1990 – 1997); L.S. Sorem and Assoc. – Sales (1989 – 1990).

Other Directorships:	None

VOTE REQUIRED FOR ELECTION

The affirmative vote of the holders of a majority of outstanding shares of common stock present or represented at the Annual Meeting is required for the election of each of the nominees named above.  Unless you specify otherwise, your proxy will be voted “FOR” the election of the nominees named above, all of whom are now directors. Abstentions, broker non-votes, and instructions on the accompanying proxy card to withhold authority to vote for one or more of the nominees will result in the respective nominees receiving fewer votes.   If any nominee becomes unavailable, your proxy will be voted for a new nominee designated by the Board unless the Board reduces the number of directors to be elected.  The Board knows of no reason why any nominee should be unable or unwilling to serve, but if such be the case, proxies will be voted for the election of some other person. In no event, however, shall the proxies be voted for a greater number of persons than the number of nominees named.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES DESCRIBED ABOVE.

PROPOSAL NO. 2 -	TO RATIFY THE RETENTION OF CROSS, FERNANDEZ & RILEY, LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF GALAXY FOR THE FISCAL YEAR ENDING MARCH 31, 2009.

On July 18, 2006, the Board approved the dismissal of our independent auditor, BDO Seidman, LLP (“BDO Seidman”), the principal accountant previously engaged to audit our financial statements for the fiscal years ended March 31, 2006 and 2005.  BDO Seidman’s report on the financial statements for the fiscal years ended March 31, 2006 and 2005 did not contain an adverse opinion or disclaimer of opinion, nor were such financial statements modified or qualified as to uncertainty, audit scope or accounting principles with the exception of a statement regarding the uncertainty of our ability to continue as a going concern.

In connection with the audits for the fiscal years ended March 31, 2006 and 2005 and through July 18, 2006, there were no disagreements with BDO Seidman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO Seidman, would have caused them to make reference thereto in their report on the financial statements for such periods.

On July 18, 2006, the Board selected Cross, Fernandez & Riley, LLP (“CFR”), an independent member of the BDO Seidman Alliance network of firms, as the new independent accountant to audit our financial statements.  Certain employees of CFR were previously contracted by BDO Seidman, LLP to perform audit work on our Company for the fiscal years ended March 31, 2006 and prior.  Other than communications in connection with the audit work performed by CFR for these periods and prior to July 18, 2006, there were no discussions between our Company and CFR regarding the application of accounting principles to specific completed or contemplated transactions, or the type of audit opinion that might be rendered on our financial statements. Furthermore, other than communications in connection with the audit work performed by CFR, no written or oral advice was provided by CFR that was an important factor considered by our Company in reaching a decision as to any accounting, auditing or financial reporting issue.  We have not consulted with CFR regarding any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions to this item) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

AUDITOR’S FEES

Audit Fees
With respect to the fiscal years ended March 31, 2008 and 2007, the aggregate fees (including expenses) charged to our Company by CFR for auditing the annual financial statements, reviewing interim financial statements and other services were $120,650 and $102,690, respectively.  Audit fees consist of those fees incurred in connection with statutory and regulatory filings or engagements; fees necessary to perform an audit or review in accordance with Generally Accepted Auditing Standards; and services that generally only an independent accountant reasonably can provide, such as comfort letters, statutory audits, attest services, consents and assistance with and review of documents filed with the Securities and Exchange Commission (“SEC”).  These fees also include charges for the review and responses to SEC comment letters, accounting research in connection with the audit and audit committee meeting attendance.

Audit-Related Fees
Audit-related fees consist of the fees for auditing our 401k plan, due diligence procedures and research and consultation on proposed transactions.  There were no fees for audit-related services charged to our Company by CFR during the fiscal year ended March 31, 2008.   During the fiscal year ended March 31, 2007, CFR charged our Company $10,500 for audit-related fees.

Tax Fees
CFR prepared our annual federal and state income tax returns and assisted our Company in some additional tax research.  During each of the fiscal years ended March 31, 2008 and 2007, CFR charged our Company $6,750 and $8,767, respectively for these services.

All Other Fees
There were no fees for other services charged to our Company by CFR during the fiscal years ended March 31, 2008 and 2007.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee's pre-approval policy is as follows:

•
The Audit Committee will review and pre-approve on an annual basis any known audit, audit-related, tax and all other services, along with acceptable cost levels, to be performed by any audit firm. The Audit Committee may revise the pre-approved services during the period based on subsequent determinations. Pre-approved services typically include: statutory audits, quarterly reviews, regulatory filing requirements, consultation on new accounting and disclosure standards, employee benefit plan audits, reviews and reporting on our internal controls and specified tax matters.

•	Any proposed service that is not pre-approved on an annual basis requires a specific pre-approval by the Audit Committee, including cost level approval.

•
The Audit Committee may delegate pre-approval authority to the Audit Committee chairman. The chairman must report to the Audit Committee, at the next Audit Committee meeting, any pre-approval decisions made.

AUDIT COMMITTEE REPORT FOR FISCAL YEAR ENDED MARCH 31, 2008

The Board as the Audit Committee operates under a written charter, which sets forth its responsibilities and duties, as well as requirements for the Committee’s composition and meetings. The Board held four telephonic meetings during the fiscal year ended March 31, 2008 during which the Board performed audit committee functions.

Since January 2006, the Board has been fulfilling the function of the audit committee.  It is the Board's intent that if issues arise that require action to be taken by independent directors, those issues will be addressed by the remaining independent directors of the Board as necessary. At each of the meetings, the Board reviewed and discussed the audited and non-audited financial statements, various business risks of Galaxy, financial management, accounting, and internal control issues with the Chief Financial Officer, the SEC Compliance Officer and CFR.

In each of its quarterly and annual meetings with representatives from CFR, Galaxy’s independent registered public accounting firm, the Board had them address the following issues:
•	Are the significant judgments and accounting estimates made by management in preparing the financial statements appropriate?
•
Based on the auditor’s experience, and their knowledge of Galaxy, do Galaxy’s financial statements fairly present to investors, Galaxy’s financial position and performance for the reporting period in accordance with generally accepted accounting principles and SEC disclosure requirements?

•	Based on the auditor’s experience, and their knowledge of Galaxy, has Galaxy implemented sufficient internal controls that are appropriate?
•
During the reporting period, have there been any disagreements with management or have the auditors received any communication indicating any improprieties with respect to Galaxy’s management, accounting and reporting procedures or reports?

The Board discussed with its independent registered public accounting firm the relationship by which they are retained by the Board and are required to raise any concerns about Galaxy’s management or financial reporting and procedures directly with the Board.  In this context, the Board discussed with the independent public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 114, “The Auditor’s Communication with Those Charged with Governance.”

The Board received from CFR the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Board discussed with CFR that firm’s independence.  The Board concluded that CFR is independent from Galaxy and its management.

Based on the Board’s review and discussions with Galaxy’s management and CFR, the Board recommended that Galaxy’s audited financial statements be included in Galaxy’s Annual Report on Form 10-K for the fiscal year ended March 31, 2008 that was filed with the SEC.

The Audit Committee reviewed and discussed the fees paid to CFR during fiscal 2008 for audit, audit-related, tax and other services, and determined that the provision of non-audit services is compatible with CFR’s independence.

Respectively submitted by the members of the Board of Directors on December 29, 2008:
David H. Lipka
Michael E. Broll
David B. Johnson
Peter J. Jungsberger
Timothy S. Krieger
Robert S. Mohel
Michael D. Slyce

VOTE REQUIRED FOR RATIFICATION

The affirmative vote of the holders of a majority of outstanding shares of common stock present or represented at the Annual Meeting is required for ratification of this proposal. In accordance with Delaware law, abstentions will be counted for purposes of determining both whether a quorum is present at the meeting and the total number of shares represented and voting on this proposal.  While broker non-votes will be counted for purposes of determining the presence or absence of a quorum, broker non-votes will not be counted for purposes of determining the number of shares represented and voting with respect to the particular proposal on which the broker has expressly not voted and, accordingly, will not affect the ratification of this proposal.  If the selection of CFR is not ratified by our stockholders, then the Board will consider selecting a new independent registered public accounting firm.

We expect that a representative of CFR will be present during the Annual Meeting.  The representative will have an opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions from stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RETENTION OF CROSS, FERNANDEZ & RILEY, LLP AS GALAXY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE CURRENT FISCAL YEAR.

EXECUTIVES & COMPENSATION

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The following table sets forth the current directors, executive officers and significant employees of our Company as of December 29, 2008, as well as their respective ages and positions with our Company:

Name	Age	Positions
David H. Lipka	79	Director, Chairman of the Board of Directors
Michael E. Broll	60	Director, Chief Executive Officer
David B. Johnson	57	Director
Peter J. Jungsberger	41	Director
Timothy S. Krieger	43	Director
Robert S. Mohel	55	Director, Chairman of the Audit Committee
Michael D. Slyce	41	Director
Salvatore J. Furnari	44	Chief Financial Officer
John W. Jackson	50	Senior Vice President of Global Sales
Thomas J. Perno	54	Vice President of Contract Manufacturing
Kulbir Sabharwal	65	Vice President of Technical Services
Hilary Cullen	36	Vice President of Marketing

The Board of Directors (the “Board”) is comprised of the seven members.  Six of the seven directors are non-employee directors.  The Chairman of the Board and the directors hold office until the next Annual Meeting of Stockholders and until their successors have been duly elected and qualified.  The executive officers of Galaxy are elected annually at the first Board meeting following the Annual Meeting of Stockholders, and hold office until their respective successors are duly elected and qualified, unless sooner displaced. There are no family relationships between any of our directors and executive officers. All of the executive officers devote their full time to the operations of Galaxy.

Since January 2006, the Board has been fulfilling the function of the audit committee, compensation committee and nominating committee.  Any issues that arise are addressed by the independent directors or the entire Board, as necessary.

Directors
David H. Lipka spent forty years (1955-1995) with DCA Food Industries Inc., an international manufacturer of food ingredients and equipment with combined sales in excess of $1 billion per annum, holding positions of President, Chief Executive Officer, and Chief Operating Officer.   Since 2001, Mr. Lipka served on the Board of Directors of Doctor's Associates Inc. (Subway Stores) and has served on numerous boards including Corinthian Capital Partners LLC (2005-current), Dunkin Donuts Inc. (1989-1994), Allied-Lyons Inc. (1988-1994), and Chairman of Kerry America (1995-1996).  Mr. Lipka has also been Chairman and Chief Executive Officer of Pennant Foods and Leons Baking Company.  He obtained a B.S. degree from Brooklyn College and attended the Graduate School of Business at New York University.    Since December 2002, Mr. Lipka historically agreed to serve as a director of Galaxy at the request of Frederick A. DeLuca, who prior to November 2008 was a beneficial owner of more than 50% of our common stock.  Both Mr. Lipka and Mr. DeLuca are members of the Board of Directors of Doctor’s Associates Inc.

Michael E. Broll was appointed as a director of our Company in December 2003 and as Chief Executive Officer of Galaxy in July 2004.  Mr. Broll has been a private investor and consultant in the food industry, and was President and Chief Executive Officer, from 1999 to 2002, of Chef Solutions Inc., a subsidiary of Lufthansa Service Group (“LSG”).  Chef Solutions Inc specialized in providing convenient baked foods and prepared meals to food service and retail segments of the food industry.  As an executive of SCIS/Sky Chef’s a subsidiary of ONEX Corporation, a Canadian based private equity group, Mr. Broll assembled a group of six companies in the bakery and prepared food business to ultimately form and merge into a one new entity called Chef Solutions Inc., an ONEX controlled company.   Chef Solutions Inc. was subsequently sold to LSG in 2001.  Mr. Broll's career also includes major executive assignments with Allied-Domecq Retailing as the head of its total supply chain for North America from 1997 to 1999, Ready Pac Produce, Inc. as President and Chief Operating Officer from 1995 to 1997, Nestle USA as the head of all supply chains for the chilled food group in North America from 1993 to 1995, and Pillsbury Company as Vice President of Operations for the bakery group supply chain from 1991 to 1993.  Mr. Broll received his B.S. in Economics from the University of Illinois in 1978.

David B. Johnson has been the CEO of Cedar Point Capital, LLC, an investment banking firm specializing in private placements since May 2007. From December 2006 through April 2007, Mr. Johnson was Managing Director of Private Placements for Stifel, Nicolaus & Company, Inc., an investment banking firm. From December 2001 to December 2006, he was the Chairman of the Board, CEO and President of Stockwalk Group, Inc., an investment banking firm.  Mr. Johnson received his B.S. in Business Administration from Augsburg College in Minneapolis, MN in 1973. Mr. Johnson joined Galaxy Partners L.L.C as a member and was appointed as a director of our Company in November 2008.

Peter J. Jungsberger is an independent investor, consultant and entrepreneur with many years of experience in the food industry.

From October 2003 to November 2004, he worked with the management of Fresh Pack Foods, Inc. in product development, the restructuring of deli departments, and obtaining contracts with a major grocery chain and manufacturers involving fresh food and whole meal replacement products.  From May 2003 to January 2006, Mr. Jungsberger developed and marketed whole meal products to Winn Dixie under a contract with Futuristic Foods, Inc.  He served as Senior Vice President of Sales at SCIS Food Services, Inc. / Chef Solutions, Inc. from May 2002 through January 2003, where he increased revenues and realized significant savings through a realignment of the sales force, route consolidation, the implementation of second-tier distribution networks, and the facilitation of a national presence.  Mr. Jungsberger was also founder and Chief Executive Officer of Landau Foods, an innovative company producing high quality meal solution products for the retail and food service markets, from 1984 until the company was sold to SCIS Food Services in 2002.  Mr. Jungsberger was appointed as a director of our Company in August 2006.

Timothy S. Krieger has been the Governor/Director of Fairway Dairy & Ingredients, LLC, a buyer and seller of dairy commodities, since September 2002.  Additionally, he has been the Governor/Director, President and CEO of Twin Cities Power, LLC, a trader of electricity and electricity derivative contracts, since March 2007.  Mr. Krieger received his B.S. in Business Administration from Iowa State University in Ames, IA in 1989. Mr. Krieger joined Galaxy Partners L.L.C as a member and as its sole Governor/Director and CEO in November 2008.  Mr. Krieger was appointed as a director of our Company in November 2008.

Robert S. Mohel, C.P.A., has been a practicing accountant since September 1975.  He has been a partner with the Certified Public Accounting firm of Mohel, Elliott, Bauer & Gass CPA’s, P.A. since 1980.  He has extensive experience in auditing, tax, structural finance and general accounting.  Mr. Mohel is a member of the American Institute of Certified Public Accountants and the New Jersey Society of Certified Public Accountants. Mr. Mohel received his B.S. in Business Administration from Babson College in Wellesley, MA in 1975.  Mr. Mohel was appointed as a director of our Company in August 2006.

Michael D. Slyce spent the past 19 years in the consumer packaged foods business and has been employed by industry leaders such as Kraft, Nabisco, ConAgra, Land ‘O Lakes and most recently, John Morrell & Co. since April 2007.. His experience includes management of direct sales teams and broker partners, customer P&L management, reverse logistics, secondary channels distribution, and retail effectiveness management. He has managed categories including grocery, frozen foods, deli, processed and fresh meats, and dairy; brands such as Jell-O, Oscar Mayer, Kraft, Life Savers, Healthy Choice, and Land ‘O Lakes; and national retail customers including SuperValu, Albertson’s, and Kroger. In addition, he has served on the Grocery Manufacturers of America’s Unsaleable Steering Committee board, composed of representatives from manufacturers, wholesalers, and retailers and the purpose of which was to identify ways to take waste out of the supply chain. His work in this area while at Land ‘O Lakes led the company to receive a national GMA award in 2005. Mr. Slyce received his B.A. in Communication from the University of Minnesota - Duluth in 1989.   Mr. Slyce joined Galaxy Partners L.L.C as a member and was appointed as a director of our Company in November 2008.

Executive Officers
See biographical information for Michael E. Broll, our Chief Executive Officer, above under the heading “Directors.”

Salvatore J. Furnari, CPA was appointed as our Chief Financial Officer in July 2002.  From November 2001 until July 2002, Mr. Furnari served as our Controller.  Prior to joining Galaxy, Mr. Furnari was Corporate Controller and Treasurer of Pritchard Industries, Inc., a national commercial cleaning company.  From 1998 through 1999, he served as Chief Financial Officer and Vice President of Finance for Garage Management Corporation; and from 1993 until 1998, he was Chief Financial Officer of American Asset Corporation.  Mr. Furnari received his B.S. in Accounting from Queens College in New York City in May 1987.

John W. Jackson has worked in our sales department since 1993 and is currently the Senior Vice President of Global Sales for Galaxy. From 1985 through 1992, Mr. Jackson was director of sales for H.J. Heinz Company.  Mr. Jackson received his B.S. in Business Administration and Accounting from Mars Hill College in 1980.

Significant Employees
Thomas J. Perno has worked for Galaxy since 1983.  He began as a Shipping and Receiving Supervisor, he was later promoted to Plant Manager and then to Vice President of Operations.  In December 2006, his position changed to Vice President of Contract Manufacturing.  Mr. Perno received his M.S. in Electrical Engineering from Penn State University in 1976.

Kulbir Sabharwal has been Vice President of Technical Services for Galaxy since 1991.  Dr. Sabharwal worked as the Director of Research and Quality Control for Gilardies Frozen Foods from 1987 to 1990 and for Fisher Cheese Company from 1972 to 1986.  Dr. Sabharwal received his Ph.D. in Food Science and Nutrition from Ohio State University in 1972.

Hilary Cullen was named Vice President of Marketing in May 2007.  Ms. Cullen has worked for Galaxy since 2005. Previously, she was Product Manager in the Kitchen Division at The Holmes Group, based in Massachusetts, where she managed a variety of new product development projects for brand re-launch and spearheaded packaging, sales collateral and marketing activities related to the repositioning of key brands. Ms. Cullen has extensive experience with market research, including focus groups and one-on-one interviews. Before joining The Holmes Group, she was Product Manager at Webster Industries. Ms. Cullen obtained a B.S. in Business Management and Marketing from Cornell University in 1995 and earned an M.B.A from the F.W. Olin Graduate School of Business at Babson College in 2001.

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation during the fiscal years ended March 31, 2008 and 2007 paid to the following individuals (each, a “Named Executive Officer”):  (i) all individuals serving as our Principal Executive Officer (“PEO”) during the last fiscal year (ii) our two other most highly compensated executive officers who were serving as executive officers as of March 31, 2008; and (iii) up to two additional individuals for whom disclosure would have been provided pursuant to clause (ii) above, but for the fact that the individual was not serving as an executive officer at the end of the last completed fiscal year.  However, in the cases of clauses (ii) and (iii) above, no disclosure is provided for any individual whose total annual compensation does not exceed $100,000.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)(6)	Total ($)

Michael E. Broll (1)
Chief Executive	2008	240,000	60,000	–	–	41,009	341,009
Officer, PEO	2007	200,000	75,000	–	18,000(2)	49,946	342,946

Salvatore J. Furnari (3)
Chief Financial	2008	149,350	20,000	–	–	26,418	195,768
Officer, PFO	2007	145,000	29,500	–	–	22,740	197,240

John W. Jackson (4)
Senior VP of Global	2008	149,247	12,000	–	–	26,069	187,316
Sales	2007	144,900	15,000	–	–(5)	22,351	182,251

(1)
On July 8, 2004, Michael E. Broll, a member of our Board, was appointed as our Chief Executive Officer.  We entered into a one-year employment agreement with Mr. Broll pursuant to which Mr. Broll is entitled to receive an annual base salary plus a performance bonus at the discretion of the Board, standard health benefits, a housing allowance up to $3,500 per month and an auto allowance of $1,500 per month.  Mr. Broll was awarded a discretionary cash bonus of $60,000 and $75,000 in the fiscal years ended March 31, 2008 and 2007, respectively.  Effective April 1, 2007, the Board increased Mr. Broll’s annual base salary from $200,000 to $240,000. Effective April 1, 2008, the Board increased Mr. Broll’s annual base salary to $249,600. Effective with the signing of the Purchase Agreement on November 18, 2008 discussed below under “Change in Control,” Mr. Broll entered into an amendment to his employment agreement with the Company, whereby he would continue as our Chief Executive Officer and Board member through March 31, 2009.  It is the present intent of Galaxy and Mr. Broll to negotiate a new employment arrangement prior to March 31, 2009. In the event we are unable to agree on a new employment arrangement, then upon receipt of Mr. Broll’s resignation from our Company and our Board of Directors on March 31, 2009, in consideration of his staying with our Company during the transition period subsequent to the change of control in our Company and in recognition of his waiver of his rights under our 2007 Stay, Severance and Sales Bonus Plan, we will pay Mr. Broll compensation of $20,000 per month for 25 consecutive months beginning on April 1, 2009 less any applicable federal and/or state taxes.  We estimate that a termination obligation for Mr. Broll would be $500,000 plus the employer portion of payroll.  In accordance with a 2007 Stay, Severance and Sales Bonus Plan, Mr. Broll is entitled to receive (1) a stay bonus of $100,000 to be paid following Galaxy’s receipt of a definitive purchase offer (as defined in the Plan) upon the earlier of the consummation of a sale of Galaxy pursuant to such purchase offer or the termination of the purchase offer (other than as a result of a breach by Galaxy);(2) a $100,000 severance bonus in the event his position is terminated or he resigns within one year after the consummation of a sale of Galaxy; and (3) 44.5% of a sales bonus pool to be determined based on a range of selling prices to be paid upon the consummation of a sale of Galaxy.  The minimum sales bonus pool will be $250,000 if the sale is in excess of a specified minimum sales target and will increase up to a maximum of 1.8% of the total sales price.

(2)
On August 17, 2006, we granted Mr. Broll an option to purchase 100,000 shares of our common stock at an exercise price of $0.44 per share, which is equal to 110% of the closing market price on the date of grant.  This option is fully vested and exercisable with an expiration date of August 17, 2011.  This option was not issued under any stockholder approved Equity Incentive Plan.  We estimated the fair value of the option award to be $18,000 in accordance with SFAS 123R using the assumptions disclosed in Note 1 of our Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on June 30, 2008.

(3)
On July 8, 2002, Salvatore J. Furnari was appointed as our Chief Financial Officer.  From November 11, 2001 to July 8, 2002, he worked as our Controller. Under the terms of his employment agreement, which has an indefinite term, he is entitled to receive an annual base salary plus standard health benefits and an auto allowance of $1,500 per month. Effective April 1, 2007, Mr. Furnari’s annual base salary increased from $145,000 to $149,350.  Effective April 1, 2008, Mr. Furnari’s annual base salary increased to $155,324.  Mr. Furnari was awarded a discretionary cash bonus of $20,000 and $29,500 in the fiscal years ended March 31, 2008 and 2007, respectively. In the event Mr. Furnari’s employment is terminated without cause or his position as Chief Financial Officer and responsibilities change without his consent, he will be entitled to receive one year of his base salary, vacation pay, auto allowance and health benefits as severance subject to normal payroll deductions over a period of one year.  Additionally, Mr. Furnari’s employment agreement provides that any unvested stock options held by him will become immediately and fully vested upon any future change of control of our Company.  We estimate that a termination obligation for Mr. Furnari would be approximately $203,371 plus the employer portion of payroll taxes using the current salary, auto and benefit rates in effect as of April 1, 2008.

(4)
In August 1993, Mr. Jackson was appointed as Senior Vice President of Global Sales.  Mr. Jackson’s employment agreement has an indefinite term and provides for a base salary plus an auto allowance of $1,500 per month.  Mr. Jackson is also entitled to a bonus that shall not exceed 40% of his base salary based on certain personal and Galaxy goals as established by our Chief Executive Officer.   Effective April 1, 2007, Mr. Jackson’s annual base salary increased from $144,900 to $149,247.  Effective April 1, 2008, Mr. Jackson’s annual base salary increased to $155,217. Mr. Jackson was awarded a discretionary cash bonus of $12,000 and $15,000 in the fiscal years ended March 31, 2008 and 2007, respectively. In the event of a change in ownership of Galaxy which results in his termination, Mr. Jackson will be entitled to receive three years of his base salary as severance.  In the event Mr. Jackson’s employment is otherwise terminated, he is entitled to receive one year of his base salary as severance. We estimate that a termination by Galaxy, other than relating to a change of ownership, would result in a termination obligation for Mr. Jackson of approximately $155,217 plus the employer portion of payroll taxes using the current salary rates in effect as of April 1, 2008.  In the event of a change of ownership that results in a termination, we estimate that a termination obligation for Mr. Jackson would be approximately $465,651 plus the employer portion of payroll taxes using the current salary rates in effect as of April 1, 2008.

(5)
During the fiscal year ended March 31, 2007, Mr. Jackson allowed an option to purchase 7,143 shares at an exercise price of $2.05 expire, unexercised on its expiration date of May 16, 2006.  There was no compensation expense previously calculated on the award that was granted in 1996, since awards made to employees were valued under the recognition and measurement principles of APB 25 as further detailed in Note 1 of our Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on June 30, 2008.

(6)
All Other Compensation consists primarily of perquisites or other personal benefits, such as housing and auto allowances, 401k contributions and vacation pay paid to or on behalf of the Named Executive Officers which in the aggregate exceeded $10,000.  No one individual perquisite or other personal benefit exceeded $25,000.  The employer portion of health benefits paid on behalf of the Named Executive Officers are not included in the Summary Compensation Table as they are generally available to all salaried employees.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($/Sh)	Option Expiration Date
Michael E. Broll
Chief Executive Officer,	200,000 (1)(4)(6)	–	–	3.29	12/17/08
PEO	100,000 (1)(4)	–	–	0.44	08/17/11

Salvatore J. Furnari
Chief Financial Officer,	10,000 (2)(5)	–	–	2.05	11/12/11
PFO	20,000 (3)(5)	–	–	2.05	07/08/12
	70,000 (1)(4)	–	–	2.05	10/01/14

John W. Jackson
Senior VP of Global	14,286 (3)(5)(6)	–	–	2.05	09/24/08
Sales	75,000 (2)(5)	–	–	2.05	04/19/11
	7,000 (3)(4)	–	–	1.28	10/01/14
(1)	These options were not issued under any stockholder approved Equity Incentive Plan.

(2)	These options were not issued under any stockholder approved Equity Incentive Plan, but were later individually approved by the stockholders on September 30, 2003.

(3)	These options were issued under our Company’s 1996 Stock Plan, as amended, that was approved by the stockholders in 1996 and 2001.

(4)	These options were fully vested and immediately exercisable upon issuance.

(5)	These options vested over multiple year periods prior to August 2005. All options are fully vested and exercisable as of March 31, 2008.

(6)	These options have expired subsequent to our fiscal year end in accordance with their terms.

2007 Stay, Severance and Sales Bonus Plan
Galaxy has a Stay, Severance and Sales Bonus Plan (the “Plan”) to provide incentives and protections to certain key executives and directors in connection with a possible sale of Galaxy.  The Plan provides for a stay bonus pool up to $475,000 to be paid following Galaxy’s receipt of a definitive purchase offer (as defined in the Plan) upon the earlier of the consummation of a sale of Galaxy pursuant to such purchase offer or the termination of the purchase offer (other than as a result of a breach by Galaxy).  The stay bonus pool is to be paid $125,000 to David H. Lipka (our Chairman) and $100,000 to Michael E. Broll (our Chief Executive Officer).  The remaining $250,000 of the stay bonus pool is currently unallocated and may be granted to other key executives at the discretion of Messrs. Lipka and Broll.  The Plan also provides for a severance bonus of $125,000 to be paid to Mr. Lipka and $100,000 to be paid to Mr. Broll in the event their positions are terminated other than for Cause (as defined in the Plan) or they resign within one year after the consummation of a sale of Galaxy.  Finally, the Plan provides for a sales bonus pool to be determined based on a range of selling prices and paid upon the consummation of a sale of Galaxy.  The minimum sales bonus pool will be $250,000 if the sale is in excess of a specified minimum sales target and will increase up to a maximum of 1.8% of the total sales price.  The sales bonus pool will be allocated 55.5% to Mr. Lipka and 44.5% to Mr. Broll.

Effective November 18, 2008 upon the signing of the Purchase Agreement described below under RELATED PARTY TRANSACTIONS AND CHANGE IN CONTROL, Mr. Lipka agreed to waive his rights under the Plan.  In accordance with an amendment to his employment agreement on November 18, 2008, Mr. Broll also agreed to waive his rights under the Plan if he does not continue his employment with Galaxy after March 31, 2009.

DIRECTOR COMPENSATION

The following table sets forth the compensation paid to directors during the fiscal year ended March 31, 2008:
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

David H. Lipka (1)
Chairman	130,000	–	–	–	–	–	130,000

Peter J. Jungsberger (2)
Director	13,000	–	–	–	–	–	13,000

Robert S. Mohel (2) (3)
Audit Committee Chairman	25,000	–	–	–	–	–	25,000
(1)
Mr. David H. Lipka’s receives $120,000 per year as compensation in his capacity as Chairman of the Board.  Due to the amount of compensation paid, Mr. Lipka is no longer considered an “independent” director within the meaning of applicable securities regulations.  Additionally, Mr. Lipka was awarded a bonus of $10,000 for the fiscal year ended March 31, 2008.

(2)
Each independent director who served on the Board during the fiscal year ended March 31, 2008 was entitled to receive an annual retainer of $10,000 plus $1,500 for each in-person Board meeting day they attended plus expenses.  There were two in-person Board meetings during the fiscal year ended March 31, 2008.  The independent directors who served during the fiscal year ended March 31, 2008 were Mr. Jungsberger and Mr. Mohel.

(3)	Mr. Robert S. Mohel receives $3,000 per quarter for his services as chairman of the audit committee.

RELATED PARTY TRANSACTIONS AND CHANGE IN CONTROL

Controlling Stockholder
As a result of the Change in Control described below, Galaxy Partners, L.L.C., a Minnesota limited liability company (“Galaxy Partners”), owns 51.1% of the issued and outstanding shares of our common stock.

BC Advisors LLC, formerly greater than 5% beneficial owner
In October 2005, pursuant to several Note and Warrant Purchase Agreements dated September 28, 2005, we received a $485,200 loan from SRB Greenway Capital (Q.P.), L.P., a $69,600 loan from SRB Greenway Capital, L.P., and a $45,200 loan from SRB Greenway Offshore Operating Fund, L.P.   The combined total of these loans was $600,000.  The loans were evidenced by unsecured promissory notes (the “Notes”) held by the above referenced parties (the “Note Holders”).  The Notes required monthly interest-only payments at 3% above the bank prime rate of interest per the Federal Reserve Bank and matured on June 15, 2006.  In consideration for the Notes and in accordance with an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, we issued to SRB Greenway Capital (Q.P.), L.P., SRB Greenway Capital, L.P., and SRB Greenway Offshore Operating Fund, L.P., warrants to purchase up to 121,300 shares, 17,400 shares, and 11,300 shares, respectively, of our common stock at an exercise price equal to $1.53 (95% of the lowest closing price of our common stock in the sixty calendar days immediately preceding October 17, 2005).  The warrants fully vested on October 17, 2005 and expired unexercised on the expiration date of October 17, 2008.  Also in consideration for the Notes, we granted the Note Holders “piggy back” registration rights with respect to the shares underlying the warrants.  These shares were registered on December 30, 2005.

We received a letter on June 20, 2006, from all of the Note Holders notifying Galaxy that our failure to pay the amounts due and owing on the maturity date constitutes a default under the Notes held by those Note Holders.  Pursuant to the terms of the Notes, since we did not cure the default within 10 days after receipt of the notice of default, we were obligated to pay interest at the default rate of 8% above the Prime Rate beginning July 1, 2006.

Pursuant to a Note Purchase Agreement dated July 19, 2006, we issued the Convertible Note for $2,685,104 to Mr. Frederick A. DeLuca and used the proceeds to repay the Notes during the fiscal year ended March 31, 2007.

BC Advisors LLC has direct beneficial ownership of and has sole voting and dispositive power over all the reported shares of the above referenced Note Holders. Steven R. Becker is the sole principal of BC Advisors LLC.  BC Advisors LLC has no other relationships with Galaxy other than as a former note holder and a stockholder.

Frederick A. DeLuca, formerly greater than 50% beneficial owner
As described above, pursuant to a Note Purchase Agreement dated July 19, 2006, as amended on March 14, 2007, we issued an unsecured convertible note for $2,685,104 (the “Convertible Note”) to Mr. Frederick A. DeLuca.  The proceeds from the Convertible Note were used to repay or refinance several notes totaling $2.4 million that matured on June 15, 2006 and a $285,104 registration rights penalty owed to Mr. DeLuca. The Convertible Note accrued interest at 12.5% per annum and matured on October 19, 2008.  No interest or principal payments were required under the Convertible Note until its maturity.  Principal, together with any accrued and unpaid interest, on the Convertible Note was convertible at any time prior to payment into shares of our common stock at a conversion price of $0.35 per share.  The closing market price of our common stock as quoted on the OTC Bulletin Board on July 19, 2006 was $0.28.  As additional consideration for making the loan, we issued Mr. DeLuca a warrant (the “Warrant”) to purchase up to 200,000 shares of our common stock at an exercise price equal to $0.35 per share.  The Warrant is fully vested and can be exercised on or before the expiration date of July 19, 2009.  In July 2006, we recorded the $18,000 fair value of the Warrant as a discount to debt that was amortized to interest expense from July 2006 through October 2007.  As a result of the convertible features of the Convertible Note, Mr. DeLuca’s beneficial ownership in the Company increased from approximately 23% to 51% by October 2008.

Since December 2002, Mr. Lipka, our Chairman of the Board, agreed to serve as a director of Galaxy at the request of Mr. DeLuca.  Mr. DeLuca has no other transactions or relationships with Galaxy other than those described herein.

Change in Control
On November 18, 2008, Galaxy Nutritional Foods, Inc., Mr. DeLuca and Galaxy Partners entered into a Stock Purchase Agreement (the “Purchase Agreement”).  Pursuant to the Purchase Agreement, in exchange for the sum of $5 million, Mr. DeLuca sold to Galaxy Partners 3,869,842 of his shares of our common stock and assigned to Galaxy Partners all of his right, title and interest in and to the Convertible Note. In connection with the Purchase Agreement, Galaxy Partners converted all of the outstanding principal and accrued interest under the Convertible Note into 9,941,278 shares of our common stock. As a result of the conversion of the Convertible Note into 9,941,278 shares, Galaxy Partners acquired an aggregate of 13,811,120 shares of our common stock and consequently became the majority stockholder in our Company, owning approximately 51.1% of the 27,051,294 issued and outstanding shares of our common stock.  Galaxy Partners is comprised of seven members.  In consideration of the conversion of the Convertible Note, we agreed to expand the size of our Board from 4 to 7 members and elected three of the seven members of Galaxy Partners to the Board - David B. Johnson, Timothy S. Krieger and Michael D. Slyce.  See Security Ownership of Management below for information relating to Messrs. Johnson, Krieger and Slyce’s respective ownership interests in Galaxy Partners.

In connection with the Purchase Agreement, Galaxy Partners obtained financing in the amount of $5,500,000 (the “Financing”) from Robert O. Schachter, who is one of the seven members of Galaxy Partners.  Pursuant to the terms of the Financing, the membership interests of Galaxy Partners owned by the majority of the remaining members of Galaxy Partners, including those owned by Messrs. Johnson, Krieger and Slyce, were pledged to Mr. Schachter.  In the event of default under the Financing, Mr. Schachter would be entitled to foreclose on the pledged interests, in which event Mr. Schachter would then indirectly own a majority of our common stock, which would constitute a further change in control of our Company.

Consulting Agreement between Galaxy Partners and our Chairman of the Board
Effective November 18, 2008 upon the signing of the Purchase Agreement described under Change in Control, David H. Lipka, our Chairman of the Board, entered into a Consulting Agreement with Galaxy Partners and Fairway Dairy and Ingredients LLC, an affiliate of Galaxy Partners (“Fairway”).  Under the Consulting Agreement, and in view of Galaxy Partner’s substantial investment in our Company, Mr. Lipka has been engaged as an independent consultant of Galaxy Partners to serve for three years as, and in the capacity of, an adviser and consultant to the management of Galaxy Partners and Fairway.  In exchange for his services, Mr. Lipka is to receive aggregate consideration of $500,000, $300,000 of which was paid by Galaxy Partners upon the execution of the Purchase Agreement.  We are not a party to the Consulting Agreement and have no obligations under it.

Indebtedness of Management
In June 1999, in connection with an amended and restated employment agreement for Angelo S. Morini, our founder and original Chief Executive Officer, we consolidated two full-recourse notes receivable ($1,200,000 from November 1994 and $11,572,200 from October 1995) related to his purchase of 2,914,286 shares of our common stock into a single stockholder note receivable in the amount of $12,772,200 that was due on June 15, 2006.  This stockholder note receivable was non-interest bearing and non-recourse and was secured by the 2,914,286 shares of our common stock (the “Shares”).

For the fiscal year ended March 31, 2006, we reserved $10,120,200 against this stockholder note receivable under the assumption that we would not be able to collect proceeds in excess of the $2,652,000 value of the Shares as of such date.  The value of the Shares was computed using the closing price of our common stock on March 31, 2006 of $0.91 multiplied by the 2,914,286 shares.

On June 16, 2006, Mr. Morini failed to repay the non-recourse note obligation to Galaxy.  On June 20, 2006, we delivered notice to Mr. Morini that we intended to exercise our rights to the Shares and retain all the Shares in full satisfaction of his obligations under the stockholder note receivable.  On July 6, 2006, Mr. Morini consented to our acceptance of the Shares in full satisfaction of his obligations under the stockholder note receivable.  Based upon the $0.42 closing price of our common stock as quoted on the OTC Bulletin Board on June 16, 2006, the Shares had an approximate value of $1,224,000 on such date. Accordingly, we recorded an additional expense of $1,428,000 in the fiscal year ended March 31, 2007 in order to record the additional decline in the value of the Shares from its $2,652,000 value as of March 31, 2006.  In July 2006, we cancelled the Shares along with 30,443 other treasury shares.

SECURITY OWNERSHIP AND RELATED STOCKHOLDER MATTERS

EQUITY COMPENSATION PLAN INFORMATION

The following table describes our compensation plans under which our common stock is authorized for issuance as of March 31, 2008:
Equity Compensation Plan Information Table
	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	2,672,963	$ 3.21	960,000
Equity compensation plans not approved by security holders (1)	970,000	$ 1.38	N/A
Total	3,642,963	$ 2.72	960,000

(1)	These securities were issued pursuant to individual compensation arrangements prior to July 2, 1997 or after December 15, 2003 and have not been approved by security holders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table describes the beneficial ownership of our common stock by each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding shares of our common stock outstanding as of December 29, 2008.  Beneficial ownership has been determined in accordance with the rules of the Securities and Exchange Commission to include securities that a named person or entity has the right to acquire within sixty (60) days.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class (2)
Galaxy Partners, L.L.C.
17725 Juniper Path
Lakeville, MN 55044	13,811,120 (3)	51.1%

Angelo S. Morini
5373 Isleworth Country Club Dr.	2,175,125(4)	7.4%
Windermere, Florida 34786

Kerry David Ryan	1,713,732(5)	6.3%
531 Abramar Avenue
Pacific Palisades, CA 90272

Financial & Investment Management Group, LTD	1,498,855(6)	5.5%
111 Cass Street
Traverse City, MI 49684

(1)
The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of these shares.  Unless otherwise noted, each beneficial owner has sole voting and investment power over the shares that he or it owns.

(2)
The total number of shares of our common stock outstanding as of December 29, 2008 is 27,051,294. The percentages are calculated on the basis of the amount of shares outstanding plus shares which may be acquired through the exercise of options, warrants, rights or conversion privileges by such holder within sixty (60) days of such date.

(3)
On November 18, 2008, Galaxy Nutritional Foods, Inc., Frederick A. DeLuca and Galaxy Partners, L.L.C., a Minnesota limited liability company (“Galaxy Partners”) entered into a Stock Purchase Agreement (the “Purchase Agreement”).  Pursuant to the Purchase Agreement, in exchange for the sum of $5 million, Mr. DeLuca sold to Galaxy Partners 3,869,842 of his shares of our common stock and assigned to Galaxy Partners all of his right, title and interest in and to a promissory note dated July 19, 2006, as amended, in the principal amount of $2,685,104.17 (the “Convertible Note”). The Convertible Note had accrued interest at 12.5% per annum. Principal, together with any accrued and unpaid interest, on the Convertible Note was convertible at any time prior to payment into shares of the Company's common stock at a conversion price of $0.35 per share.  In connection with the Purchase Agreement, Galaxy Partners converted all of the outstanding principal and accrued interest under the Convertible Note into 9,941,278 shares of our common stock. As a result of the conversion of the Convertible Note into 9,941,278 shares, Galaxy Partners acquired an aggregate of 13,811,120 shares of our common stock.

(4)
Includes options to acquire 2,175,125 shares of our common stock, which are currently exercisable at prices ranging from $0.44 to $4.40 per share.  Options expire as to 1,357,000 shares on June 15, 2009, as to 343,125 on December 15, 2010, as to 375,000 on April 19, 2011 and as to 100,000 on August 17, 2011.

(5)
During a routine review of non-objecting beneficial owner information received from Broadridge regarding our stockholders as of December 19, 2008, we noted that Kerry David Ryan owned in the aggregate at least 1,713,732 shares of our common stock through five separate accounts.  To our knowledge, Mr. Ryan has not filed any reports with the SEC regarding his ownership of these shares.

(6)
The information is based solely on a Schedule 13G filed with the SEC on January 29, 2008 by Financial & Investment Management Group, LTD.  Financial & Investment Management Group, LTD is a registered investment advisor, managing individual client accounts.  They have reported that all shares represented in the report are held in accounts owned by the clients of Financial & Investment Management Group, LTD, none of which, to their knowledge, owned 5% or more of our common stock.  They have also reported that Financial & Investment Management Group, LTD disclaims beneficial ownership of these shares.

SECURITY OWNERSHIP OF MANAGEMENT

The following table describes the beneficial ownership of our common stock by (i) each Named Executive Officer, (ii) each director, and (iii) all of our directors and executive officers as a group as of December 29, 2008.  Beneficial ownership has been determined in accordance with the rules of the Securities and Exchange Commission to include securities that a named person has the right to acquire within sixty (60) days:
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class (2)

David H. Lipka	181,353 (3)	*

Michael E. Broll	101,114 (4)	*

David B. Johnson	1,035,834(5)(11)	3.8%

Peter J. Jungsberger	125,000 (6)	*

Timothy S. Krieger	5,524,448(7)(11)	20.4%

Robert S. Mohel	110,000 (6)	*

Michael D. Slyce	1,035,834(8)(11)	3.8%

Salvatore J. Furnari	103,912 (9)	*

John W. Jackson	83,500 (10)	*

All executive officers and directors as a group	8,300,995	30.0%
* Less than 1%.

(1)
The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of these shares.  Unless otherwise noted, each beneficial owner has sole voting and investment power over the shares that he owns.  Each of these persons may be contacted at our Company address of 5955 T.G. Lee Boulevard, Suite 201, Orlando, Florida 32822.

(2)
The total number of shares of our common stock outstanding as of December 29, 2008 is 27,051,294.  The percentages are calculated on the basis of the amount of shares outstanding plus shares which may be acquired through the exercise of options, warrants, rights or conversion privileges by such holder within sixty (60) days of such date.

(3)
Includes currently exercisable options to acquire (a) 100,000 shares of our common stock at $0.44 per share, expiring on August 17, 2011; (b) 225 shares of our common stock at $2.90 per share, expiring on October 1, 2013; (c) 286 shares of our common stock at $1.20 per share, expiring on October 1, 2014; and (d) 286 shares of our common stock at $1.75 per share, expiring on October 3, 2015.

(4)	Includes currently exercisable options to acquire 100,000 shares of our common stock at $0.44 per share, expiring on August 17, 2011.

(5)
Represents a 7.5% ownership in Galaxy Partners through DBJ 2001 Holdings, LLC; thereby indirectly holding a beneficial ownership of 1,035,834 shares of our common stock. The voting power of these shares is shared with Mr. Timothy Krieger who is the sole Governor/Director and CEO of Galaxy Partners and as such, has the sole authority to vote the shares.

(6)	Includes a currently exercisable option to acquire 100,000 shares of our common stock at $0.45 per share, expiring on August 7, 2011.

(7)
Represents a 40% individual ownership in Galaxy Partners; thereby indirectly holding a beneficial ownership of 5,524,448 shares of our common stock. As the sole Governor/Director and CEO of Galaxy Partners, Mr. Krieger has the sole voting authority over all the 13,811,120 shares held by Galaxy Partners.

(8)
Represents a 7.5% individual ownership in Galaxy Partners; thereby indirectly holding a beneficial ownership of 1,035,843 shares of our common stock. The voting power of these shares is shared with Mr. Timothy Krieger who is the sole Governor/Director and CEO of Galaxy Partners and as such, has the sole authority to vote the shares.

(9)
Includes currently exercisable options to acquire 10,000 and 20,000 shares of our common stock at $2.05 per share, which expire on November 12, 2011 and July 8, 2012, respectively. These options had an original exercise price of $5.60 and $4.55 per share, respectively, but were repriced to $2.05 on October 11, 2002.  Also, includes a currently exercisable option to acquire 70,000 shares of our common stock at $2.05 per share, expiring on October 1, 2014.

(10)
Includes a currently exercisable option to acquire 7,000 shares of our common stock at $1.28 per share, expiring on October 1, 2014.  Also, includes a currently exercisable option to acquire 75,000 shares of our common stock at $2.05per share, expiring on April 19, 2011.  This option had an original exercise price of $4.40 per share, but was repriced to $2.05 on October 11, 2002.

(11)
In connection with the $5.5 million loan obtained by Galaxy Partners as described under RELATED PARTY TRANSACTIONS AND CHANGE IN CONTROL, each of Messrs. Johnson, Krieger and Slyce pledged their membership interests in Galaxy Partners to Robert O. Schachter.  In the event Galaxy Partners defaults under the loan, Mr. Schachter would be entitled to foreclose on the pledged interests, in which event Mr. Schachter would then indirectly own a majority of our common stock, which would constitute a change in control of our Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”).  Officers, directors and stockholders owning more than 10% of our common stock are required by SEC regulations to provide our Company with copies of all the reports they file pursuant to Section 16(a).

Based solely upon our review of those reports required by Section 16(a) and filed by or on behalf of our officers, directors and stockholders owning greater than 10% of our common stock, or written representations that no such reports were required to be submitted by such persons, we believe that during the fiscal year ended March 31, 2008, all of the officers, directors and stockholders owning greater than 10% of our common stock complied with all applicable Section 16(a) filing.

OTHER BUSINESS

Galaxy does not know of any other business to be presented to the Annual Meeting and does not intend to bring any other matters before such meeting. If any other matters properly do come before the Annual Meeting, however, the persons named in the accompanying proxy are empowered, in the absence of contrary instructions, to vote according to their best judgment.

STOCKHOLDER PROPOSALS

Stockholders interested in presenting a proposal to be considered for inclusion in the Proxy Statement and form of proxy for our next annual meeting of stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934, as amended.  To be considered for inclusion, stockholder proposals must be submitted in writing to the Corporate Secretary at Galaxy’s principal executive offices.  Under Rule 14a-8, stockholder proposals would ordinarily be considered timely if they were received not less than 120 calendar days prior to the anniversary of the date that this Proxy Statement was first mailed to stockholders, as set forth on the first page of this Proxy Statement.  However, we anticipate holding our next annual meeting of stockholders in September 2009.  As a result, to be considered timely, stockholder proposals for inclusion in the Proxy Statement and form of proxy for our next annual meeting of stockholders must be received at Galaxy’s principal executive offices by July 1, 2009, which we anticipate will be a reasonable time before we begin to print and send our proxy materials for such annual meeting.  If our next annual meeting of stockholders is not held on or before October 30, 2009 (which is thirty days after the end of September 2009), then we will include a revised deadline for stockholder proposals in a periodic report which we will file with the SEC.  In any event, it is suggested that stockholders submit their proposals by Certified Mail-Return Receipt Requested.

In addition, Rule 14a-4 under the Securities Exchange Act of 1934, as amended, limits the circumstances under which the proxy card distributed by registered companies to their stockholders may permit those companies to cast the votes represented by the proxy voting cards in their sole discretion.  As applied to Galaxy, the most important limitation is that, for proposals made by a stockholder for consideration at our next annual meeting of stockholders that are not properly submitted by the stockholder for inclusion in our own proxy materials, we may vote proxies in our discretion with respect to those proposals only if we have not received notice from the stockholder of his, her or its intent to make those proposals at the next annual meeting of stockholders by July 1, 2009 (or, in the event our next annual meeting of stockholders is not held on or before October 30, 2009, such later date as may be disclosed by us in a periodic report we file with the SEC).

We will provide without charge to each person to whom a proxy is delivered, upon written or oral request of such person, a copy of our Annual Report on Form 10-K for the fiscal year ended March 31, 2008 (not including exhibits to such Form 10-K unless the exhibits are themselves specifically incorporated by reference), by first class mail or other equally prompt means within one business day of receipt of such request.  Such a request should be directed to Galaxy Nutritional Foods, Inc., 5955 T.G. Lee Boulevard, Suite 201, Orlando, FL 32822; Attention: Investor Relations, or if by telephone, (407) 855-5500.

STOCKHOLDERS ARE REQUESTED TO VOTE YOUR SHARES BY INTERNET OR BY SIGNING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

GALAXY NUTRITIONAL FOODS, INC.

The undersigned hereby appoints DAVID H. LIPKA and MICHAEL E. BROLL, and each of them separately, as the undersigned’s proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Galaxy Nutritional Foods, Inc. (“Galaxy” or the “Company”) held of record by the undersigned at the close of business on December 19, 2008, at the Annual Meeting of Stockholders of Galaxy to be held at the Orlando Airport Marriott located at 7499 Augusta National Drive, Orlando, FL 32822, at 10:00 a.m. EST, on Tuesday, February 17, 2009, or at any adjournments or postponements thereof.

(Continued, and to be marked, dated and signed on the other side)

VOTE BY INTERNET
QUICK  êêê  EASY  êêê  IMMEDIATE

Galaxy Nutritional Foods, Inc.

Voting by internet is quick, easy and immediate.  As a Galaxy Nutritional Foods, Inc. stockholder, you have the option of voting your shares electronically via the internet, thereby eliminating the need to return the proxy card.  Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.  Votes submitted electronically via internet must be received by 6:00 p.m. EST, on Monday, February 16, 2009.

To Vote Your Proxy on the Internet
Go to www.cstproxy.com/galaxy/2008. Have your proxy card available when you access the above website.  Follow the prompts to vote your shares.

PLEASE DO NOT RETURN THE CARD BELOW IF YOU ARE VOTING BY INTERNET.

To Vote Your Proxy by Mail
Mark, sign and date your proxy card below. Then detach it and return it in the postage-paid envelope provided.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” PROPOSALS 1 AND 2.  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, WHICH RECOMMENDS A VOTE FOR THE PROPOSALS.

1	PROPOSAL TO ELECT SEVEN DIRECTORS TO SERVE UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

                      FOR all nominees listed below                                                         WITHHOLD AUTHORITY to vote for all nominees marked below

    (INSTRUCTION:  To withhold authority to vote for any nominee, draw a line through such nominee’s name)
1. DAVID H. LIPKA      2. MICHAEL E. BROLL     3. DAVID B. JOHNSON     4. PETER J. JUNGSBERGER     5. TIMOTHY S. KRIEGER
6. ROBERT S. MOHEL     7. MICHAEL D. SLYCE

2	PROPOSAL TO RATIFY THE RETENTION OF CROSS, FERNANDEZ,	FOR AGAINST ABSTAIN
AND RILEY, LLP AS THE INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM OF GALAXY FOR THE FISCAL YEAR ENDING
MARCH 31, 2009.

3	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER:

Signature _____________________________________ Signature ________________________________________  Date _________________________

NOTE: Please sign name exactly as it appears hereon.  When shares are held by joint owners, each owner should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give title as such.  If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.